Exhibit 23.1D

                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation in this Registration Statement on Form SB-2 of our reports dated February 2, 2004, on our audits of the financial statements of Castle & Morgan Holdings, Inc. as of December 31, 2003 and for the years ended December 31, 2003 and 2002. We also consent to the reference to our firm under the caption "Experts".



/s/ Sherb & Co., LLP


New York, New York
June 18, 2004